Exhibit 10.22

SECOND AMENDMENT TO VENTURE LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO VENTURE LOAN AND SECURITY AGREEMENT (this “Agreement”), dated as of February 24, 2025, is entered into by and among KODIAK ROBOTICS, INC., a Delaware corporation (“Borrower”), HORIZON TECHNOLOGY FINANCE CORPORATION (“Horizon”), as collateral agent (“Collateral Agent”), HORIZON FUNDING I, LLC, as an assignee of Horizon, as a Lender (“HFI”), HORIZON FUNDING II, LLC, as an assignee of Horizon, as a Lender (“HFII”) and HORIZON FUNDING TRUST 2022-1, as an assignee of Horizon, as a Lender (“HF Trust” and, collectively with HFI and HFII, “Lenders”).

RECITALS

A. Borrower, Lenders and Collateral Agent are parties to that certain Venture Loan and Security Agreement, dated as of September 28, 2022, as amended from time to time (as so amended, the “Loan Agreement”), pursuant to which, among other things, (i) Horizon provided (a) a loan to Borrower as evidenced by that certain Amended and Restated Secured Promissory Note (Loan A) executed by Borrower in favor of HF Trust, as assignee Horizon, amended and restated as of June 4, 2024, in the original principal amount of Ten Million Dollars ($10,000,000) (the “Loan A Note”), (b) a loan to Borrower as evidenced by that certain Amended and Restated Secured Promissory Note (Loan B) executed by Borrower in favor of HFI, as assignee of Horizon, amended and restated as of June 4, 2024, in the original principal amount of Ten Million Dollars ($10,000,000) (the “Loan B Note”), (c) a loan to Borrower as evidenced by that certain Amended and Restated Secured Promissory Note (Loan C) executed by Borrower in favor of Horizon Credit II LLC, as assignee of Horizon, and subsequently assigned to HFII, amended and restated as of June 4, 2024, in the original principal amount of Five Million Dollars ($5,000,000) (the “Loan C Note”), and (d) a loan to Borrower as evidenced by that certain Amended and Restated Secured Promissory Note (Loan D) executed by Borrower in favor of HFI, as assignee of Horizon, amended and restated as of June 4, 2024, in the original principal amount of Five Million Dollars ($5,000,000) (the “Loan D Note”, and collectively with the Loan A Note, the Loan B Note, and the Loan C Note, the “Notes”), and (ii) Collateral Agent and Lenders have been granted a security interest by Borrower in all assets of Borrower, including Borrower’s Intellectual Property (as defined in the Loan Agreement).

B. Borrower has requested that Lenders amend the Loan Agreement as set forth in Section 3.

C. Lenders are willing to grant such request, but only to the extent, and in accordance with the terms, and subject to the conditions, set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower and Lenders hereby agree as follows:

1. Definitions; Interpretation. Unless otherwise defined herein, all capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement. Other rules of construction set forth in the Loan Agreement, to the extent not inconsistent with this Agreement, apply to this Agreement and are hereby incorporated by reference.

2. Confirmation. Borrower hereby acknowledges and agrees that: (i) the Loan Agreement sets forth the legal, valid, binding and continuing obligations of Borrower to Lenders, (ii) the Obligations to Lenders under the Loan Agreement are secured by validly perfected security interests in all assets of Borrower, except as set forth in the Loan Agreement, and (iii) Borrower has no cause of action, claim, defense or set-off against any Lender in any way regarding or relating to the Loan Agreement or any Lender’s actions thereunder and to the extent any such cause of action, claim, defense or set-off arose on or prior to the date of this Agreement, it is waived and each Lender is released from any claims of Borrower. Borrower represents and warrants that no Default or Event of Default has occurred under the Loan Agreement.

3. Amendments to Loan Agreement.

(a) Borrower and Lenders hereby agree that Section 1.1 of the Loan Agreement is hereby amended by inserting alphabetically the following defined terms:

““Ares deSPAC Letter of Intent” means that certain Summary of Certain Proposed Terms and Conditions, dated as of February 24, 2025, by and between Borrower and Ares Acquisition Corporation II, as amended, restated, supplemented or otherwise modified from time to time; provided, that any amendment that is materially adverse to Lenders shall require Lenders’ prior written consent.

“Ares deSPAC Transaction” means the consummation of the transactions contemplated by the Ares deSPAC Letter of Intent.

“Ares Loan Agreement” means that certain Second Lien Loan and Security Agreement in substantially the form attached to the Ares SAFE Side Letter as Exhibit A thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the Ares Subordination Agreement.

“Ares SAFE” means that certain Simple Agreement for Future Equity, dated as of February 24, 2025, by and between Borrower and AAC II Holdings II LP, as amended, restated, supplemented or otherwise modified from time to time; provided, that any amendment that is materially adverse to Lenders shall require Lenders’ prior written consent.

“Ares SAFE Side Letter” means that certain Side Letter Re: Simple Agreement for Future Equity, dated as of February 24, 2025, by and between Borrower and AAC II Holdings II LP, as amended, restated, supplemented or otherwise modified from time to time; provided, that any amendment that is materially adverse to Lenders shall require Lenders’ prior written consent.

“Ares Subordination Agreement” means that certain Subordination Agreement in substantially the form attached to the Ares SAFE Side Letter as Exhibit B thereto, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.”

(b) Borrower and Lenders hereby agree that the definition of “Permitted Indebtedness” in Section 1.1 of the Loan Agreement is hereby amended by (i) deleting clauses (n) and (o) in their entirety and (ii) inserting new clauses (n), (o) and (p) as follows:

“(n) Indebtedness (i) if, and only if, Ares has executed the Ares Subordination Agreement, incurred pursuant to the Ares Loan Agreement subject to the Ares Subordination Agreement, and/or (ii) incurred pursuant to the Ares SAFE;

(o) other unsecured Indebtedness in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time; and

(p) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness under subsections (d) above; provided that the principal amount thereof is not increased (other than by the amount of any accrued and unpaid interest thereon and any premiums or fees paid or payable in connection with the extension, refinancing, modification, amendment or restatement thereof) or the terms thereof are not modified to impose materially more burdensome terms upon Borrower.”

(c) Borrower and Lenders hereby agree that the definition of “Permitted Liens” in Section 1.1 of the Loan Agreement is hereby amended by (i) deleting subsection (o) and (p) in their entirety and (ii) inserting new clauses (o), (p) and (q) as follows:

“(o) Liens securing Indebtedness permitted under clause (n) of the definition of “Permitted Indebtedness”, subject to the Ares Subordination Agreement;

(p) Liens on cash collateral securing Indebtedness permitted by clause (m) of “Permitted Indebtedness”; and

(q) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (c) of this definition, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien (and additions, accessions and improvements thereto and replacements and proceeds thereof) and the principal amount of the indebtedness being extended, renewed or refinanced does not increase (except by the amount of any accrued and unpaid interest thereon and/or fees or premiums incurred in connection with any such extension, renewal or refinancing).”

(d) Borrower and Lenders hereby agree that following definitions in Section 1.1 of the Loan Agreement shall be deleted in their entirety and replaced with the following:

““Loan Documents” means, collectively, this Agreement, the Notes, the Warrants, the Ares Subordination Agreement, any Landlord Agreement, any Account Control Agreement and all other documents, instruments and agreements entered into in connection with this Agreement.”

(e) Borrower and Lenders hereby agree that the second to last paragraph in Section 4.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Notwithstanding the foregoing, the Collateral shall not include (i) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Subsidiary formed outside of the United States of America which shares entitle the holder thereof to vote for directors or any other matter, (ii) rights held under a license or other agreement that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law), (iii) property (including any attachments, accessions or replacements) that is subject to a Lien that is permitted pursuant to clause (e) of the definition of Permitted Liens, if the grant of a security interest with respect to such property pursuant to this Agreement would be prohibited by the agreement creating such Permitted Lien or would otherwise constitute a default thereunder, provided, that such property will be deemed “Collateral” hereunder upon the termination and release of such Permitted Lien, (iv) intent-to-use trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording or a statement of use with the United States Patent and Trademark Office or otherwise, but only to the extent that granting of a security interest in such intent-to-use trademarks would be contrary to applicable law, (v) property for which the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral without any action by Borrower or Lenders; and (vi) cash collateral accounts subject to Liens permitted by clause (o) of the definition of Permitted Liens.”

(f) Borrower and Lenders hereby agree that Section 7.6 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“7.6 Mergers or Acquisitions. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with or into any other Person(s) or acquire, or permit any Subsidiary to acquire, all or substantially all of the capital stock or assets of another Person(s); provided that (a) any Subsidiary may merge into another Subsidiary, (b) any Subsidiary may merge into Borrower so long as Borrower is the surviving entity, and (c) Borrower or any Subsidiary may merge or consolidate with another Person(s) in connection with the Ares deSPAC Transaction.”

(g) Borrower and Lenders hereby agree that Section 7.7 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“7.7 Change in Business or Ownership. Engage, or permit any Subsidiary to engage, in any business other than the businesses currently engaged in by Borrower or such Subsidiary, as applicable, or reasonably related, incidental or complementary thereto or a reasonable extension thereof or have a material change in Borrower’s direct ownership equal to or greater than fifty percent (50%) other than to the extent resulting from (a) the sale by Borrower of Borrower’s Equity Securities in a public offering, (b) the issuance of Equity Securities to venture capital or strategic investors so long as Borrower identifies to Lender and Collateral Agent the venture capital investors prior to the execution of a definitive agreement relating to such change of ownership and any such venture capital investors that purchase or otherwise acquire twenty-five percent (25%) or more of the ownership of Borrower in one or a series of transactions have cleared Lender’s “know your customer” checks and (c) the Ares deSPAC Transaction.”

(h) Borrower and Lenders hereby agree that Section 7.8 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“7.8 Transactions with Affiliates; Creation of Subsidiaries. (a) Enter, or permit any Subsidiary to enter, into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms at least as favorable to Borrower or such Subsidiary, as applicable, as an arms-length transaction with Persons who are not Affiliates of Borrower except for (i) transactions permitted pursuant to Section 7.5, Section 7.6 and/or Section 7.7, (ii) intercompany transactions constituting Permitted Indebtedness, (iii) Indebtedness permitted under clause (n) of the definition of “Permitted Indebtedness” and Liens permitted under clause (o) of the definition of “Permitted Liens” and (iv) any equity or Subordinated Debt financings not otherwise prohibited by this Agreement, or (b) create a Subsidiary without providing at least ten (10) Business Days advance notice thereof to Lender and to the extent required by Section 6.10, if requested by Lender, any such Subsidiary guarantees the Obligations and grants a security interest in its assets to secure such guaranty, in each case on terms reasonably satisfactory to Collateral Agent and Lender.”

(i) Borrower and Lenders hereby agree that Section 7.9 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“7.9 Indebtedness Payments. (a) Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than (i) amounts due or permitted to be prepaid under this Agreement, (ii) amounts permitted to be prepaid or repaid under the applicable intercreditor or subordination agreement governing any Subordinated Debt, (iii) prepayment or repayment of Indebtedness constituting Permitted

Indebtedness under clause (n) of the definition of “Permitted Indebtedness” in accordance with, and as permitted under, the Ares Subordination Agreement, (iv) prepayment or repayment of Indebtedness constituting Permitted Indebtedness under clauses (a), (b), (f), (l) and/or (m) of the definition of “Permitted Indebtedness” or (v) capital lease obligations), (b) amend, modify or otherwise change the terms of any Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof or (c) repay any notes to officers, directors or shareholders, except, in each case, for (i) the conversion of any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof; and (ii) the payment of cash in lieu of fractional shares upon exercise or conversion of any such securities.”

(j) Borrower and Lenders hereby agree that Section 7.13 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“7.13 Maintenance of Accounts. (a) Maintain any deposit account or securities account except (i) accounts with respect to which Collateral Agent has obtained a perfected security interest in such accounts through one or more Account Control Agreements, (ii) accounts used exclusively for payroll, payroll taxes and other employee wage and benefit payments, including flexible spending accounts; provided, however that the aggregate amount on deposit in such accounts (other than flexible spending accounts) shall not exceed the amount required to fund one complete payroll cycle of Borrower, (iii) fiduciary, trust and other accounts containing solely funds held on behalf of unaffiliated third parties; and (iv) cash collateral accounts subject to Liens permitted by clause (o) of the definition of Permitted Liens (the accounts described in clauses (ii) through (v) are referred to herein as the “Excluded Accounts”) or (b) grant or allow any other Person (other than Collateral Agent or Lender) to perfect a security interest in, or enter into any agreements with any Persons (other than Collateral Agent or Lender) accomplishing perfection via control as to, any of its deposit accounts or securities accounts (other than Excluded Accounts), other than in favor of the collateral agent and lenders providing Borrower with Indebtedness permitted under clause (n) of the definition of “Permitted Indebtedness”.”

4. Conditions to Effectiveness. Each Lender’s consent and agreement herein is expressly conditioned on the following:

(a) Borrower executing and delivering to Lenders a copy of this Agreement;

(b) Borrower executing and delivering to Lenders a copy of the grant of security interests in United States federally registered Intellectual Property, in substantially the form attached hereto as Exhibit A;

(c) Borrower delivering to Lenders a fully executed copy of the Ares deSPAC Letter of Intent;

(d) Borrower delivering to Lenders a fully executed copy of the Ares SAFE;

(e) Borrower delivering to Lenders a fully executed copy of the Ares SAFE Side Letter;

(f) each of the representations and warranties of Borrower made in this Agreement shall be true and correct in all material respects on and as of the date hereof as if made on and as of such date, both before and immediately after giving effect to this Agreement (except with respect to any such representation or warranty which is already qualified by a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects, and where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date);

(g) Borrower reimbursing Lenders for Holland & Knight LLP’s legal fees in the sum of Thirty-Three Thousand Eight Hundred Forty-Seven and 50/100 Dollars ($33,847.50); and

(h) Borrower paying Lenders’ in-house legal fees incurred in connection with this Agreement and the Ares Subordination Agreement in the sum of Ten Thousand Dollars ($10,000).

5. Representations and Warranties.

(a) At and as of the date of this Agreement and both prior to and immediately after giving effect to this Agreement, each of the representations and warranties contained in the Loan Agreement is true and correct in all material respects (except with respect to any such representation or warranty which is already qualified by a materiality qualifier, in which case such representation or warranty shall be true and correct in all respects, and where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).

(b) Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, this Agreement. Borrower has all requisite power and authority to own and operate its Property and to carry on its businesses as now conducted.

6. Effect of Agreement. On and after the date hereof, each reference to the Loan Agreement in the Loan Agreement or in any other Loan Document shall mean the Loan Agreement as amended by this Agreement. Except as expressly provided hereunder, the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power, or remedy of any Lender, nor constitute a waiver of any provision of the Loan Agreement. Except to the limited extent expressly provided herein, nothing contained herein shall, or shall be construed to (nor shall Borrower ever argue to the contrary) (i) modify the Loan Agreement or any other Loan Document, (ii) modify, waive, impair, or affect any of the covenants, agreements, terms, and conditions thereof, or (iii) waive the due keeping, observance and/or performance thereof, each of which is hereby ratified and confirmed by Borrower. Except as amended above, the Loan Agreement remains in full force and effect.

7. Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without reference to conflicts of law rules.

9. Counterparts. This Agreement may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

10. Integration. This Agreement and the Loan Documents constitute and contain the entire agreement of Borrower and Lenders with respect to their respective subject matters, and supersede any and all prior agreements, correspondence and communications.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower and Lenders have caused this Agreement to be executed as of the day and year first above written.

BORROWER:

KODIAK ROBOTICS, INC.

By:	/s/ Don Burnette
Name: Don Burnette
Title: Chief Executive Officer

COLLATERAL AGENT:		LENDER:

HORIZON TECHNOLOGY FINANCE CORPORATION		HORIZON FUNDING I, LLC, as a Lender
By: Horizon Secured Loan Fund I LLC, its sole member

By:	/s/ Daniel S. Devorsetz	By:	/s/ Daniel S. Devorsetz
Name: Daniel S. Devorsetz		Name: Daniel S. Devorsetz
Title: Executive Vice President, Chief Operating Officer and Chief Investment Officer		Title: Manager

LENDER:		LENDER:

HORIZON FUNDING TRUST 2022-1		HORIZON FUNDING II, LLC, as a Lender
By: Horizon Technology Finance Corporation, its agent		By: Horizon Technology Finance Corporation, its sole member

By:	/s/ Daniel S. Devorsetz	By:	/s/ Daniel S. Devorsetz
Name: Daniel S. Devorsetz		Name: Daniel S. Devorsetz
Title: Executive Vice President, Chief Operating Officer and Chief Investment Officer		Title: Executive Vice President, Chief Operating Officer and Chief Investment Officer

[Signature Page to Second Amendment to Venture Loan and Security Agreement - Kodiak]

EXHIBIT A

GRANT OF SECURITY INTEREST

PATENTS

THIS GRANT OF SECURITY INTEREST, dated as of February 24, 2025, is executed by KODIAK ROBOTICS, INC., a Delaware corporation with an address of 1049 Terra Bella Avenue, Mountain View, CA 94043 (“Debtor”), in favor of HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation with an address of 312 Farmington Avenue, Farmington, Connecticut 06032 (“Secured Party”).

A. Pursuant to a certain Venture Loan and Security Agreement, dated as of September 28, 2022 as amended from time to time (as so amended, the “Agreement”) by and between Debtor and the Secured Party, the Secured Party agreed to extend credit to Debtor upon the terms and subject to the conditions set forth therein;

B. Debtor owns the patents and/or applications for patents, more particularly described on Schedules 1-A and 1-B annexed hereto as part hereof (collectively, the “Patents”);

C. Pursuant to the Agreement, Debtor has granted to Secured Party a security interest in all right, title and interest of Debtor in and to the Patents, together with any reissue, continuation, continuation-in-part or extension thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents (the “Collateral”), to secure the prompt payment, performance and observance of the Obligations (as defined in the Agreement);

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Debtor does hereby further grant to Secured Party a security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

Debtor does hereby further acknowledge and affirm that the rights and remedies of Secured Party with respect to the security interest in the Collateral granted hereby are more fully set forth in the Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

[Remainder of page intentionally left blank; signature page follows]

2

IN WITNESS WHEREOF, Debtor has caused this instrument to be executed as of the day and year first written above.

KODIAK ROBOTICS, INC.

By:
Name:
Title:

[Signature Page to Grant of Security Interest (Patents) – Kodiak]

SCHEDULE 1-A TO GRANT OF SECURITY INTEREST

PATENTS

Patent	Owner	Registration Number Registration Date

Sensor Assembly For Autonomous Vehicles	Kodiak Robotics, Inc.	3931048	12/11/2024

Health Indicator System For A Sensor Pod	Kodiak Robotics, Inc.	12172571	12/24/2024

Systems And Methods For Deploying Warning Devices	Kodiak Robotics, Inc.	12090920	9/17/2024

SYSTEM AND METHOD FOR IDENTIFYING A VEHICLE SUBJECT TO AN EMERGENCY ALERT	Kodiak Robotics, Inc.	12073716	8/27/2024

SYSTEM AND METHOD FOR IDENTIFYING A VEHICLE SUBJECT TO AN EMERGENCY ALERT AND DISPATCHING OF SIGNALS	Kodiak Robotics, Inc.	12046134	7/23/2024

SCHEDULE 1-B TO GRANT OF SECURITY INTEREST

PATENT APPLICATIONS

Patent Application	Owner	Application Number	Application Date

SYSTEMS, ASSEMBLIES AND METHODS FOR COUPLING A SENSOR POD TO A VEHICLE	Kodiak Robotics, Inc.	2023277565	5/26/2023

SYSTEMS, ASSEMBLIES AND METHODS FOR COUPLING A SENSOR POD TO A VEHICLE	Kodiak Robotics, Inc.	3255302	5/26/2023

SYSTEMS, ASSEMBLIES AND METHODS FOR COUPLING A SENSOR POD TO A VEHICLE	Kodiak Robotics, Inc.	23812658.5	5/26/2023

SENSOR ASSEMBLY FOR AUTONOMOUS VEHICLES	Kodiak Robotics, Inc.	24214351.9	2/28/2020

SYSTEMS, ASSEMBLIES AND METHODS FOR COUPLING A SENSOR POD TO A VEHICLE	Kodiak Robotics, Inc.	2024-570310	5/26/2023

Health Indicator System For A Sensor Pod	Kodiak Robotics, Inc.	19/000164	12/23/2024

Warning Indicator System And Related Methods	Kodiak Robotics, Inc.	18/600306	3/8/2024

Systems and Methods for LIDAR Atmospheric Filtering Background	Kodiak Robotics, Inc.	23741544.3	1/9/2025

Systems and Methods for LIDAR Atmospheric Filtering Background	Kodiak Robotics, Inc.	3259366	12/12/2024

Systems and Methods for LIDAR Atmospheric Filtering Background	Kodiak Robotics, Inc.	2023290200	12/12/2024

Systems and Methods for LIDAR Atmospheric Filtering Background	Kodiak Robotics, Inc.	2024-573740	12/13/2024

SYSTEMS AND METHODS FOR CONTROLLING A VEHICLE USING A REDUNDANT ACTUATOR CONTROL ENGINE SYSTEM	Kodiak Robotics, Inc.	PCT/US24/40163	7/30/2024

VEHICLE CONTROL USING AUTONOMOUS AND REMOTE OPERATION	Kodiak Robotics, Inc.	PCT/US24/40750	8/2/2024

METHODS AND SYSTEMS FOR MAP LOCALIZATION AND UPDATING IN AN AUTONOMOUS DRIVING ENVIRONMENT	Kodiak Robotics, Inc.	PCT/US24/34198	6/14/2024

Systems and Methods for AV Maps Using Satellite Images	Kodiak Robotics, Inc.	PCT/US24/34280	6/17/2024